Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Vance Sherard, CFA
	663 Highway 60, P.O. Box 807		Sr. Director - Corporate Development & Investor Relations
Monett, MO 65708
(417) 235-6652

		Press Contact:	Mark Folk
Sr. Manager Corporate Comm.
(704) 890-5323
Mimi Carsley Joins Jack Henry & Associates as Chief Financial Officer
Industry veteran brings 30 years of experience in financial technology, planning and corporate finance

Monett, Mo., August 8, 2022 – Jack Henry & Associates, Inc.â (Nasdaq: JKHY) announced today that Mimi Carsley has been named as the company’s chief financial officer (CFO) and treasurer, effective September 1, 2022.

Carsley is an accomplished global business executive who brings a strong combination of financial acumen, strategic perspective, operational expertise and customer service, with more than 30 years of financial industry experience. She will succeed Kevin Williams, who previously announced plans to retire. Williams will continue in his role until September 1, 2022 and will assist with the transition.

“Kevin has made a tremendous impact on Jack Henry for nearly 25 years, and I thank him for his dedicated service and valuable contributions to the company,” said Jack Henry Board Chair and CEO David Foss. “I’m extremely pleased we were able to find someone of Mimi’s caliber to take over as CFO. She is a proven leader with deep financial experience and a successful track record of driving strategy and delivering results while maintaining a strong focus on customers.”

Most recently, Carsley worked for Blucora, a provider of data and technology-driven solutions that empower people to improve their financial wellness. She served as Interim CFO for Blucora, as well as treasurer and SVP, during which time she was responsible for enterprise reporting, planning, corporate finance, and procurement functions. She previously served Blucora in a consultant capacity helping to lead M&A activity, corporate finance transactions, and data analytics operations.

Prior to Blucora, Carsley served as treasurer, EVP of corporate development for LPL Financial, the nation’s largest independent broker-dealer, and CFO and COO at Bluewater Global, Ltd., a private equity investment company and business consulting firm. Carsley also spent 10 years with Microsoft in a number of financial roles, including corporate development and as a divisional CFO.

“I am thrilled about this new opportunity,” Carsley said. “Jack Henry is respected throughout the financial services industry for its long history of outstanding performance, its company culture, customer-centric approach, and ability to address financial institutions’ most pressing needs with innovative solutions. I look forward to joining this leadership team, bringing my experience and insight to the table and continuing to help the company serve the needs of its clients.”

About Jack Henry & Associates, Inc.
Jack Henry (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity – offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 45 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 8,000 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are “forward-looking statements.” Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.